Exhibit 23.2

LETTER OF CONSENT

Mr. Ryan Ellson

Chief Financial Officer

Gran Tierra Energy Inc.

500 Centre Street S.E.

Calgary, Alberta, Canada T2G 1A6

Dear Sir:

Re: Consent Letter - Registration Statement Form S-3

As the independent reserve engineers for Gran Tierra Energy Inc., McDaniel & Associates Consultants Ltd. hereby consents to the incorporation by reference in this Registration Statement on Form S-3 of our reserves report for Gran Tierra Energy Inc. as of December 31, 2023, dated January 23, 2024, and to the reference of our firm in the Registration Statement.

McDaniel & Associates Consultants Ltd.

/s/ Cam Boulton

Cameron T. Boulton, P.Eng.

Executive Vice President

Dated: July 31, 2024

Calgary, Alberta, Canada